                                                                     EXHIBIT 5.1

                      [LETTERHEAD OF CENDANT CORPORATION]

                                          April 19, 2000

Cendant Corporation
9 West 57th Street
New York, New York 10019

          Re:  Cendant Corporation Registration Statement on Form S-3

Ladies and Gentlemen:

    I am acting as counsel to Cendant Corporation, a Delaware corporation (the "Company"), in connection with its filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement"), with respect to the registration under the Securities Act of 1933, as amended (the "Securities Act") of $1,479,258,000 aggregate principal amount at maturity of its Zero Coupon Senior Convertible Contingent Debt Securities (CODES) due 2021 (the "Securities") and the Company's CD common stock, par value $.01 per share (the "Shares"), issuable upon conversion of the Securities pursuant to that certain indenture, dated as of February 13, 2001, by and between the Company and The Bank of New York, as trustee (the "Indenture"). The Company issued the Securities pursuant to that certain Purchase Agreement, dated as of February 7, 2001, by and between the Company and Lehman
Brothers, Inc., as amended by Amendment No. 1 to the Purchase Agreement dated March 8, 2001 (as amended, the "Purchase Agreement"). The Securities and the Shares are to be offered and sold by certain securityholders of the Company.

    This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

    In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of the Registration Statement, the Indenture and the Purchase Agreement. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

    In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of documents executed or to be executed by parties other than the Company, I have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others.

    I am admitted to the bar in the States of New York and New Jersey and I do not express any opinion as to the laws of any other jurisdiction.

    Based upon and subject to the foregoing, I am of the opinion that:

       1. The Securities have been duly authorized and are valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent enforcement thereof might be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditor's rights generally, and (ii) general principles of equity, regardless of whether enforceability is considered in a proceeding at law or equity.

       2. The Shares initially issuable upon conversion of the Securities have been duly authorized and reserved for issuance and, when issued and delivered upon such conversion pursuant to the terms of the Indenture, will be validly issued, fully paid and non-assessable.

    I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the reference to the use of my name under the caption "Legal Opinions" in the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                          Very truly yours,

                                          /s/ Eric J. Bock
                                          --------------------------------------
                                          Eric J. Bock, Esq.
                                          Senior Vice President
                                          Law and Secretary